EXHIBIT 32.1
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                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of Pacific Biometrics, Inc. (the "Company") on Form 10-QSB for the quarter ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Ronald R. Helm, President and Chief Executive Officer of the Company, and John
P. Jensen, Vice President of Finance and Controller, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of thE Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: February 13, 2008

                                       /s/ Ronald R. Helm
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                                       Ronald R. Helm
                                       President and Chief Executive Officer


                                       /s/ John P. Jensen
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                                       John P. Jensen
                                       Vice President of Finance and Controller